                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 8, 1999




                              CARLETON CORPORATION
             (Exact name of registrant as specified in its charter)


         MINNESOTA                   0-12378            41-1349953
(State or other jurisdiction       (Commission        (IRS Employer
         of incorporation)         File Number)     Identification No.)


                10729 Bren Road East, Minnetonka, Minnesota 55343
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (612) 238-4000

                                       N/A
          (Former name or former address, if changed since last report)
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Item 5. Other Events.

     On November 9, 1999, Carleton Corporation, a Minnesota corporation ("Carleton"), and Oracle Corporation, a Delaware corporation ("Oracle"), issued a press release announcing that Carleton, Oracle and DM Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of Oracle ("DMA"), entered into an Agreement of Merger dated November 8, 1999 (the "Merger Agreement"), pursuant to which DMA will be merged with and into Carleton, with Carleton as the corporation surviving in the merger. Pursuant to the terms of the Merger Agreement, holders of Carleton common stock, $.25 par value, are expected to receive approximately $2.45 per share, or approximately $8,700,000 in the aggregate, in connection with the merger.

     The preceding is qualified in its entirety by reference to the press release issued in connection with the execution of the Merger Agreement, which press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7. Exhibits.

          99.1 Press Release, dated November 9, 1999.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CARLETON CORPORATION

                                        By:  /s/ Robert D. Gordon
                                           ------------------------------------
                                           Robert D. Gordon
                                           President and Chairman of the Board
                                           Chief Financial Officer
                                           Chief Financial Officer and
                                           Chief Accounting Officer
                                           (Principal executive and principal
                                           financial officer)

Date: November 15, 1999

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                                  EXHIBIT INDEX

     Exhibit
      Number
     -------

       99.1       Press Release, dated November 9, 1999.


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